UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

 FORM 8-K

__________________________

 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

 Date of Report (date of earliest event reported):  March 17, 2005

__________________________

 PC MALL, INC.

(Exact Name of Registrant as Specified in its Charter)

__________________________

Delaware	000-25790	95-4518700
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

 2555 West 190th Street, Suite 201

Torrance, California  90504

 (Address of Principal Executive Offices) (Zip Code)

 (310) 354-5600

(Registrant's telephone number,

including area code)

 (Former Name or Former Address, if Changed Since Last Report)

__________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 [  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 [  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 [  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 [  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01        Other Events.

            On March 18, 2005, we issued a press release announcing that we will distribute our remaining equity interest in eCOST.com, Inc. on April 11, 2005 on a pro rata basis to PC Mall, Inc. stockholders of record as of March 28, 2005.  A copy of the press release we issued announcing the planned distribution is filed as Exhibit 99.1 to this report on Form 8-K and is incorporated herein by reference.

Item 9.01        Financial Statements and Exhibits

 (c)        Exhibits

99.1          Press Release dated March 18, 2005

EXHIBIT 99.1

PC Mall Sets Date for eCOST.com Spin-Off

TORRANCE, Calif., March 18, 2005,  -- PC Mall, Inc. (NASDAQ: MALL) today announced that its board of directors has declared a special stock dividend of the 14,000,000 shares of common stock of its subsidiary eCOST.com, Inc. (NASDAQ: ECST) held by PC Mall.  The planned distribution will be payable on a pro rata basis on April 11, 2005 to PC Mall stockholders of record as of 5:00 p.m. Eastern time on March 28, 2005, and will mark the completion of eCOST.com's spin-off from PC Mall.  Following the planned distribution, eCOST.com will no longer be a subsidiary of PC Mall.

PC Mall expects the distribution to qualify as a tax-free dividend for federal income tax purposes to PC Mall and its stockholders, except for any cash received by stockholders in lieu of fractional shares.  Based on the current number of shares outstanding PC Mall common stock, PC Mall expects to distribute approximately 1.2 eCOST.com shares for each share of PC Mall common stock outstanding on the record date.  The final distribution ratio will be determined on the record date.  Completion of the distribution remains subject to certain conditions set forth in the Master Separation and Distribution Agreement previously entered into between PC Mall and eCOST.com.

An information statement describing the distribution will be mailed to PC Mall stockholders following the record date.  PC Mall stockholders will not be required to pay cash or other consideration when the eCOST.com shares are distributed to them or to surrender or exchange their shares of PC Mall common stock to receive the distribution.

About PC Mall, Inc.

 PC Mall, through its subsidiaries, is a rapid response supplier of technology solutions for business, government and educational institutions as well as consumers. More than 100,000 different products from companies such as HP, Microsoft, Apple and IBM are marketed to business customers using relationship based Outbound Direct Marketing, catalogs and the Internet (http://www.pcmall.com, http://www.macmall.com, http://www.pcmallgov.com). Customer orders are rapidly filled by PC Mall's distribution center strategically located near FedEx's main hub or by PC Mall's extensive network of distributors, one of the largest networks in the industry.

About eCOST.com, Inc.

eCOST.com is a leading multi-category online discount retailer of high quality new, "close-out" and refurbished brand-name merchandise for consumers and small business buyers. eCOST.com markets over 100,000 different products from leading manufacturers such as Apple, Canon, Citizen, Denon, HP, IBM, JVC, Nikon, Onkyo, Seiko, Sony, and Toshiba primarily over the Internet (http://www.ecost.com) and through direct marketing.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

 This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include the statements regarding the Company's expectations, hopes or intentions regarding the future, including but not limited to statements regarding the timing and completion of the distribution and the tax-free nature of the distribution. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. Among the factors that could cause actual results to differ materially are the following: failure of the necessary conditions of the distribution to be satisfied, changes in market conditions or the occurrence of events or developments that prevent or delay the completion of the distribution. Additional factors that could cause actual results to differ are discussed under the heading "Risk Factors" in other eCOST.com's registration statement on Form S-1 (No. 333-115199), filed with the Securities and Exchange Commission, and in the other periodic reports filed by PC Mall and eCOST.com from time to time with the Commission. All forward-looking statements in this document are made as of the date hereof, based on information available as of the date hereof, and neither PC Mall nor eCOST.com assumes any obligation to update any forward-looking statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                     PC MALL, INC.

 Date:  March 21, 2005                                                 By:  /s/ Theodore R. Sanders

                                                                                          Theodore R. Sanders

                                                                                          Chief Financial Officer

Index to Exhibits

Exhibit	Description

99.1	Press Release dated March 18, 2005